Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place ● Suite 200 ● Wakefield, Massachusetts 01880 ● (781) 557-1300 ● www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Second Quarter 2024 Results

Wakefield, MA—July 30, 2024—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the second quarter ended June 30, 2024.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“As the third quarter of 2024 begins, we continue to believe that the current price of our common stock does not accurately reflect the value of our underlying real estate assets.  We will seek to increase shareholder value by continuing to (1) pursue the sale of select properties when we believe that short to intermediate term valuation potential has been reached and (2) strive to increase occupancy through leasing of vacant space. We intend to use proceeds from property dispositions primarily for debt reductions.

During the second quarter of 2024, we did not sell any of our office properties. During the second quarter of 2024, we leased a total of approximately 75,000 square feet of office space within our approximately 5.3 million square foot directly–owned property portfolio.

Subsequent to the end of the quarter, on July 8, 2024, we completed the sale of our last property in the Commonwealth of Virginia.  The property, located in Glen Allen and known as Innsbrook, sold for a gross selling price of $31 million. On July 10, 2024, we repaid approximately $25.3 million of our debt with a portion of the net proceeds of the Innsbrook disposition. As of July 10, 2024, our total indebtedness was approximately $277.7 million, equivalent to approximately $56 per square foot on our remaining approximately 5.0 million square foot directly-owned property portfolio.

We look forward to the remainder of 2024 and beyond with anticipation and optimism.”

Financial Highlights

●	GAAP net loss was $21.0 million and $28.6 million, or $0.20 and $0.28 per basic and diluted share for the three and six months ended June 30, 2024, respectively.
●	Funds From Operations (FFO) was $3.7 million and $7.9 million, or $0.04 and $0.08 per basic and diluted share, for the three and six months ended June 30, 2024, respectively.
●	On July 8, 2024, we sold our last property in the Commonwealth of Virginia. The property was a low-rise value office property located in Glen Allen and known as Innsbrook. The property sold for a gross selling price of $31 million. On July 10, 2024, we used approximately $25.3 million of the net proceeds from the disposition to repay debt.

Leasing Highlights

●	During the six months ended June 30, 2024, we leased approximately 272,000 square feet, including 92,000 square feet of new leases.
●	Our directly-owned real estate portfolio of 16 owned properties, totaling approximately 5.3 million square feet, was approximately 72.3% leased as of June 30, 2024, compared to approximately 74.0% leased as of December 31, 2023. The decrease in the leased percentage is primarily a result of one property disposition and lease expirations during the six months ended June 30, 2024, which were partially offset by leasing completed during the six months ended June 30, 2024 .
●	The weighted average GAAP base rent per square foot achieved on leasing activity during the six months ended June 30, 2024, was $28.10, or 12.0% higher than average rents in the respective properties for the year ended December 31, 2023. The average lease term on leases signed during the six months ended June 30, 2024, was 6.1 years compared to 6.8 years during the year ended December 31, 2023. Overall, the portfolio weighted average rent per occupied square foot was $30.85 as of June 30, 2024, compared to $30.72 as of December 31, 2023.
●	We believe that our continuing portfolio of real estate is well located, primarily in the Sunbelt and Mountain West geographic regions, and consists of high-quality assets with upside leasing potential.

Investment Highlights

●	To reduce indebtedness, since December of 2020, FSP has selectively sold office properties when values and circumstances have warranted.
●	Since December of 2020, our dispositions have resulted in aggregate gross proceeds of approximately $1,043,000,000 and reflect an average sales price per square foot of approximately $210.
●	On July 8, 2024, we sold our last property in the Commonwealth of Virginia. The property was a low-rise value office property located in Glen Allen (Greater Richmond) and known as Innsbrook. The property sold for a gross selling price of $31 million. On July 10, 2024, we used approximately $25.3 million of the net proceeds from the disposition to repay debt resulting in a reduction in total indebtedness to an aggregate of approximately $277.7 million, which reflects about $56 per square foot on the remaining approximately 5.0 million square foot directly-owned portfolio.

Dividends

●	On July 5, 2024, we announced that our Board of Directors declared a quarterly cash dividend for the three months ended June 30, 2024, of $0.01 per share of common stock that will be paid on August 8, 2024, to stockholders of record on July 19, 2024.

Consolidation of Sponsored REIT

As of January 1, 2023, we consolidated the operations of our Monument Circle sponsored REIT into our financial statements.  On October 29, 2021, we agreed to amend and restate our existing loan to Monument Circle that is secured by a mortgage on real estate owned by Monument Circle, which we refer to as the Sponsored REIT Loan.  The amended and restated Sponsored REIT Loan extended the maturity date from December 6, 2022 to June 30, 2023 (and was further extended to September 30, 2023 on June 26, 2023), increased the aggregate principal amount of the loan from $21 million to $24 million, and included certain other modifications.  On September 26, 2023, the maturity date was further extended to September 30, 2024.  In consideration of our agreement to amend and restate the Sponsored REIT Loan, we obtained from the stockholders of Monument Circle the right to vote their shares in favor of any sale of the property owned by Monument Circle any time on or after January 1, 2023.  As a result of our obtaining this right to vote shares, GAAP variable interest entity (VIE) rules required us to consolidate Monument Circle as of January 1, 2023.  A gain on consolidation of approximately $0.4 million was recognized in the three months ended March 31, 2023.

Additional information about the consolidation of Monument Circle can be found in Note 1, “Organization, Properties, Basis of Presentation, Financial Instruments, and Recent Accounting Standards – Variable Interest Entities (VIEs)” and Note 2, “Related Party Transactions and Investments in Non-Consolidated Entities - Management fees and interest income from loans”, in the Notes to Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2024.

Non-GAAP Financial Information

A reconciliation of Net income (loss) to FFO, Adjusted Funds From Operations (AFFO) and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

2024 Net Income (Loss), FFO and Disposition Guidance

At this time, due primarily to economic conditions and uncertainty surrounding the timing and amount of proceeds received from property dispositions, we are continuing suspension of Net Income (Loss), FFO and property disposition guidance.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and consolidated properties as of June 30, 2024.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for July 31, 2024, at 11:00 a.m. (ET) to discuss the second quarter 2024 results. To access the call, please dial 888-440-4368 and use conference ID 5398803.  Internationally, the call may be accessed by dialing 646-960-0856 and using conference ID 5398803. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP is focused on long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as those relating to expectations for future potential leasing activity, expectations for future potential property dispositions, the payment of dividends and the repayment of debt in future periods, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the long-term effects of the COVID-19 pandemic, wars, terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, inflation rates, increasing interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated, such as utility rate and usage increases, delays in construction schedules, unanticipated increases in construction costs, increases in the level of general and administrative costs as a percentage of revenues as revenues decrease as a result of property dispositions, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, which may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2024	2023	2024	2023

Revenue:
Rental	$30,818	$36,257	$62,043	$74,024
Other	12	9	12	9
Total revenue	30,830	36,266	62,055	74,033

Expenses:
Real estate operating expenses	11,027	12,140	22,046	24,830
Real estate taxes and insurance	5,727	7,169	11,663	14,142
Depreciation and amortization	11,482	14,645	23,107	29,372
General and administrative	3,635	3,767	7,794	7,584
Interest	7,082	6,084	13,928	11,890
Total expenses	38,953	43,805	78,538	87,818

Loss on extinguishment of debt	—	—	(137)	(67)
Gain on consolidation of Sponsored REIT	—	—	—	394
Gain (loss) on sale of properties and impairment of assets held for sale, net	(13,200)	(806)	(13,205)	7,586
Interest income	348	—	1,356	—
Loss before taxes	(20,975)	(8,345)	(28,469)	(5,872)
Tax expense	48	75	106	142
Net loss	$(21,023)	$(8,420)	$(28,575)	$(6,014)

Weighted average number of shares outstanding, basic and diluted	103,477	103,330	103,454	103,283

Net loss per share, basic and diluted	$(0.20)	$(0.08)	$(0.28)	$(0.06)

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands, except share and par value amounts)	2024	2023
Assets:
Real estate assets:
Land	$105,298	$110,298
Buildings and improvements	1,086,300	1,133,971
Fixtures and equipment	10,436	12,904
	1,202,034	1,257,173
Less accumulated depreciation	361,278	366,349
Real estate assets, net	840,756	890,824
Acquired real estate leases, less accumulated amortization of $20,505 and $20,413, respectively	5,306	6,694
Assets held for sale	67,823	73,318
Cash, cash equivalents and restricted cash	31,495	127,880
Tenant rent receivables	2,349	2,191
Straight-line rent receivable	38,901	40,397
Prepaid expenses and other assets	4,064	4,239
Office computers and furniture, net of accumulated depreciation of $1,051 and $1,020, respectively	92	123
Deferred leasing commissions, net of accumulated amortization of $14,584 and $16,008, respectively	21,741	23,664
Total assets	$1,012,527	$1,169,330

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$—	$90,000
Term loans payable, less unamortized financing costs of $3,766 and $293, respectively	149,604	114,707
Series A & Series B Senior Notes, less unamortized financing costs of $2,019 and $329, respectively	147,611	199,670
Accounts payable and accrued expenses	23,765	41,879
Accrued compensation	2,300	3,644
Tenant security deposits	6,248	6,204
Lease liability	859	334
Acquired unfavorable real estate leases, less accumulated amortization of $419 and $396, respectively	63	87
Total liabilities	330,450	456,525

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 103,566,715 and 103,430,353 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,335,361	1,335,091
Accumulated other comprehensive income	—	355
Accumulated distributions in excess of accumulated earnings	(653,294)	(622,651)
Total stockholders’ equity	682,077	712,805
Total liabilities and stockholders’ equity	$1,012,527	$1,169,330

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Six Months Ended
	June 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net loss	$(28,575)	$(6,014)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	24,604	30,634
Amortization of above and below market leases	(11)	(30)
Amortization of other comprehensive income into interest expense	(355)	(1,726)
Shares issued as compensation	270	315
Loss on extinguishment of debt	137	67
Gain on consolidation of Sponsored REIT	—	(394)
(Gain) loss on sale of properties and impairment of assets held for sale, net	13,205	(7,586)
Changes in operating assets and liabilities:
Tenant rent receivables	(158)	263
Straight-line rents	464	322
Lease acquisition costs	(292)	(824)
Prepaid expenses and other assets	(420)	(267)
Accounts payable and accrued expenses	(12,557)	(8,747)
Accrued compensation	(1,344)	(1,358)
Tenant security deposits	44	(44)
Payment of deferred leasing commissions	(2,748)	(4,137)
Net cash provided by (used in) operating activities	(7,736)	474
Cash flows from investing activities:
Property improvements, fixtures and equipment	(13,247)	(18,369)
Consolidation of Sponsored REIT	—	3,048
Proceeds received from sales of properties	34,326	28,098
Net cash provided by investing activities	21,079	12,777
Cash flows from financing activities:
Distributions to stockholders	(2,068)	(2,065)
Proceeds received from termination of interest rate swap	—	4,206
Borrowings under Bank note payable	—	62,000
Repayments of Bank note payable	(22,667)	(35,000)
Repayments of Term loans payable	(28,963)	(40,000)
Repayments of Series A&B Senior Notes	(50,370)	—
Deferred financing costs	(5,660)	(2,327)
Net cash used in financing activities	(109,728)	(13,186)
Net increase (decrease) in cash, cash equivalents and restricted cash	(96,385)	65
Cash, cash equivalents and restricted cash, beginning of year	127,880	6,632
Cash, cash equivalents and restricted cash, end of period	$31,495	$6,697

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2024	171,693	3.1%
2025	476,539	8.7%
2026	552,224	10.1%
2027	295,314	5.4%
2028	239,307	4.4%
Thereafter (2)	3,743,099	68.3%
	5,478,176	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,661,397 square feet of vacancies at our owned and consolidated properties as of June 30, 2024.

(dollars & square feet in 000's)	As of June 30, 2024
			% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	4	$445,049	52.9%	2,140	39.1%
Texas	7	261,224	31.1%	1,909	34.8%
Georgia (a)	1	-	0.0%	160	2.9%
Minnesota	3	115,300	13.7%	757	13.8%
Virginia (a)	1	-	0.0%	298	5.5%
Indiana	1	19,183	2.3%	214	3.9%
Total	17	$840,756	100.0%	5,478	100.0%

(a) Includes two properties that were classified as an asset held for sale as of June 30, 2024.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

			For the Six
(in thousands)	For the Three Months Ended		Months Ended
	31-Mar-24	30-Jun-24	30-Jun-24
Tenant improvements	$2,619	$2,558	$5,177
Deferred leasing costs	2,237	511	2,748
Non-investment capex	1,019	1,480	2,499
	$5,875	$4,549	$10,424

(in thousands)	For the Three Months Ended				Year Ended
	31-Mar-23	30-Jun-23	30-Sep-23	31-Dec-23	31-Dec-23
Tenant improvements	$3,047	$4,381	$3,653	$5,295	$16,376
Deferred leasing costs	908	3,230	1,114	1,649	6,901
Non-investment capex	2,967	2,042	1,775	5,230	12,014
	$6,922	$9,653	$6,542	$12,174	$35,291

Square foot & leased percentages	June 30,	December 31,
	2024	2023
Owned Properties:
Number of properties (a)	16	17
Square feet	5,264,416	5,565,782
Leased percentage	72.3%	74.0%

Consolidated Property - Single Asset REIT (SAR):
Number of properties	1	1
Square feet	213,760	213,760
Leased percentage	4.1%	4.1%

Total Owned and Consolidated Properties:
Number of properties	17	18
Square feet	5,478,176	5,779,542
Leased percentage	69.7%	71.5%

(a) Includes two properties that were classified as assets held for sale as of June 30, 2024 and December 31, 2023.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					First		Second
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	31-Mar-24	Leased (2)	30-Jun-24	Leased (2)

1	PARK TEN	Houston, TX	157,609	83.8%	83.8%	82.1%	84.0%
2	PARK TEN PHASE II	Houston, TX	156,746	95.0%	95.0%	66.9%	85.6%
3	GREENWOOD PLAZA	Englewood, CO	196,236	66.3%	66.3%	65.0%	65.0%
4	ADDISON	Addison, TX	289,333	79.4%	79.4%	79.4%	79.4%
5	INNSBROOK (3)	Glen Allen, VA	298,183	90.5%	90.5%	89.6%	89.9%
6	LIBERTY PLAZA	Addison, TX	217,841	77.2%	78.2%	75.9%	75.9%
7	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
8	121 SOUTH EIGHTH ST	Minneapolis, MN	297,541	77.6%	77.5%	77.6%	77.6%
9	801 MARQUETTE AVE	Minneapolis, MN	129,691	91.8%	91.8%	91.8%	91.8%
10	LEGACY TENNYSON CTR	Plano, TX	209,562	53.1%	55.3%	53.1%	53.1%
11	WESTCHASE I & II	Houston, TX	629,025	65.0%	64.2%	66.5%	65.7%
12	1999 BROADWAY	Denver, CO	682,639	51.5%	51.7%	50.7%	51.0%
13	1001 17TH STREET	Denver, CO	649,235	76.5%	74.7%	76.5%	76.5%
14	PLAZA SEVEN	Minneapolis, MN	330,096	61.6%	62.1%	61.6%	61.6%
15	PERSHING PLAZA (3)	Atlanta, GA	160,145	79.8%	79.8%	79.8%	79.8%
16	600 17TH STREET	Denver, CO	612,135	78.8%	78.4%	78.8%	78.8%
	OWNED PORTFOLIO		5,264,416	73.3%	73.1%	72.3%	72.9%

17	MONUMENT CIRCLE (4)	Indianapolis, IN	213,760	4.1%	4.1%	4.1%	4.1%

	OWNED & CONSOLIDATED PORTFOLIO		5,478,176	70.6%	70.4%	69.7%	70.2%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.
(3)	Properties were classified as assets held for sale as of June 30, 2024. Innsbrook was sold on July 8, 2024.
(4)	Consolidated property as of January 1, 2023, which was previously a managed property.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned and Consolidated Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned and consolidated portfolio based on total square feet:

As of June 30, 2024

			% of
	Tenant	Sq Ft	Portfolio
1	CITGO Petroleum Corporation	248,399	4.5%
2	EOG Resources, Inc.	169,167	3.1%
3	US Government	168,573	3.1%
4	Commonwealth of Virginia	127,500	2.3%
5	Kaiser Foundation Health Plan, Inc.	120,979	2.2%
6	Swift, Currie, McGhee & Hiers, LLP	101,296	1.9%
7	Deluxe Corporation	98,922	1.8%
8	ChemTreat Inc.	94,456	1.7%
9	Ping Identity Corp.	89,856	1.7%
10	Permian Resources Operating, LLC	67,856	1.2%
11	PwC US Group	66,304	1.2%
12	Hall and Evans LLC	65,878	1.2%
13	Cyxtera Management, Inc.	61,826	1.1%
14	Precision Drilling (US) Corporation	59,569	1.1%
15	Olin Corporation	54,080	1.0%
16	Coresite, LLC	49,518	0.9%
17	Schwegman, Lundberg & Woessner, P.A.	46,269	0.8%
18	Invenergy, LLC.	42,505	0.8%
19	Ark-La-Tex Financial Services, LLC.	41,011	0.8%
20	Chevron U.S.A., Inc.	35,088	0.6%
	Total	1,809,052	33.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income (loss) to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Loss to FFO and AFFO:	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2024	2023	2024	2023

Net loss	$(21,023)	$(8,420)	$(28,575)	$(6,014)
Gain on consolidation of Sponsored REIT	—	—	—	(394)
(Gain) loss on sale of properties and impairment of asset held for sale, net	13,200	806	13,205	(7,586)
Depreciation & amortization	11,476	14,633	23,095	29,342
NAREIT FFO	3,653	7,019	7,725	15,348
Lease Acquisition costs	68	91	189	169
Funds From Operations (FFO)	$3,721	$7,110	$7,914	$15,517

Funds From Operations (FFO)	$3,721	$7,110	$7,914	$15,517
Loss on extinguishment of debt	—	—	137	67
Amortization of deferred financing costs	818	672	1,498	1,261
Shares issued as compensation	270	315	270	315
Straight-line rent	258	653	464	322
Tenant improvements	(2,558)	(4,381)	(5,177)	(7,428)
Leasing commissions	(511)	(3,230)	(2,748)	(4,138)
Non-investment capex	(1,480)	(2,042)	(2,499)	(5,009)
Adjusted Funds From Operations (AFFO)	$518	$(903)	$(141)	$907

Per Share Data
EPS	$(0.20)	$(0.08)	$(0.28)	$(0.06)
FFO	$0.04	$0.07	$0.08	$0.15
AFFO	$0.01	$(0.01)	$(0.00)	$0.01

Weighted average shares (basic and diluted)	103,477	103,330	103,454	103,283

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on mortgage loans, properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding loss on extinguishment of debt that is non-cash, (3) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (4) excluding the effect of straight-line rent, (5) plus the amortization of deferred financing costs, (6) plus the value of shares issued as compensation and (7) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on extinguishment of debt, gains or losses on the sale of assets and excludes non-property specific income and expenses.  The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for all periods presented.  We exclude properties that have been placed in service, but that do not have operating activity for all periods presented, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	30-Jun-24	31-Mar-24	(Dec)	Change
Region
East	298	$711	$709	$2	0.3%
MidWest	757	1,665	1,640	25	1.5%
South	2,069	5,240	5,266	(26)	(0.5)%
West	2,140	6,224	6,204	20	0.3%
Property NOI* from Owned Properties	5,264	13,840	13,819	21	0.2%
Disposition and Acquisition Properties (a)	214	(92)	89	(181)	(1.3)%
NOI*	5,478	$13,748	$13,908	$(160)	(1.1)%

Sequential Same Store		$13,840	$13,819	$21	0.2%

Less Nonrecurring
Items in NOI* (b)		255	246	9	(0.1)%

Comparative
Sequential Same Store		$13,585	$13,573	$12	0.1%

Reconciliation to	Three Months Ended	Three Months Ended
Net income (loss)	30-Jun-24	31-Mar-24
Net income (loss)	$(21,023)	$(7,552)
Add (deduct):
Loss on extinguishment of debt	—	137
Gain on sale of properties, net	13,200	5
Management fee income	(443)	(462)
Depreciation and amortization	11,482	11,625
Amortization of above/below market leases	(6)	(6)
General and administrative	3,635	4,159
Interest expense	7,082	6,846
Interest income	(348)	(1,008)
Non-property specific items, net	169	164

NOI*	$13,748	$13,908

(a)	We define Disposition and Acquisition Properties as properties that were sold or acquired or consolidated and do not have operating activity for all periods presented.
(b)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.